EXHIBIT 99.1

For:	International Baler Corp.
5400 Rio Grande Avenue
Jacksonville, FL  32205

Contact:	Roger Griffin
William Nielsen
(904) 358-3812

FOR IMMEDIATE RELEASE

Jacksonville, April 20, 2011 - - International Baler Corp. (OTC BULLETIN BOARD: IBAL) International Baler Corporation named Mr. Lael E. Boren to the Board of Directors of the Company.

Most recently Mr. Boren has served as general manager and president of various organizations including Badger Equipment Company and The Pierce Company.  Prior to that, Mr. Boren owned an electronics business in Muncie and Marion, Indiana.  He attended Ball State University.  Mr. Boren is replacing his mother, LaRita R. Boren, who passed away in February, on the Board of Directors of the Company.

International Baler is an original equipment manufacturer of baling equipment used world-wide. International Baler has been manufacturing baling equipment for almost 60 years. The Company’s primary focus is to provide its customers with the best balers on the market and it offers a variety of different models including Vertical Balers, Horizontal Balers, Auto-Tie Balers and Two-Ram Balers.